UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    June 28, 2002

SIERRA GIGANTE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of Incorporation)	---- (Commission File Number)	88-395714 (IRS Employer ID No.)

SUITE 1000, 355 BURRARD STREET
VANCOUVER, BC V6C 2G8
(604) 608-6169
(Address and Telephone Number of Registrant's Principal
Executive Offices and Principal Place of Business)

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

On June 28, 2002 (the “Effective Date”), pursuant to a Share Exchange and Share Purchase Agreement (“Share Exchange”) among Sierra Gigante Resources, Inc. (“Sierra Gigante”), a Nevada corporation; 648311 B.C. Ltd. (“648311”), a British Columbia corporation and a wholly owned subsidiary of Sierra Gigante; and Mind Your Own Skin Products, Inc., (“MYOSP”) a British Columbia corporation, 648311 acquired 12,112,500 shares of MYOSP and Sierra Gigante acquired 225,000 shares of MYOSP. The aggregate of 12,337,500 shares of MYOSP represented all of the issued and outstanding shares of MYOSP. In consideration for this transaction, the shareholders that transferred 12,112,500 shares to 648311, received 12,112,500 exchangeable shares of 648311. At the time of closing of this transaction, Sierra Gigante issued 12,112,500 of its shares to 648311. The exchangeable shares can be converted into an equivalent amount of shares in Sierra Gigante. The one shareholder that transferred 225,000 shares in MYOSP to Sierra Gigante received 225,000 shares of Sierra Gigante. Prior to this transaction Sierra Gigante had 2,708,879 shares issued and outstanding. After this transaction, Sierra Gigante has 15,046,379 shares issued and outstanding.

On the Effective Date, Raymond Merry resigned as President and Chief Executive Officer of Sierra Gigante, but remained as a director. William G. Davenport resigned as a director of Sierra Gigante. The following persons became members of Sierra Gigante's board of directors: Jack Farley, Charles Austin and Dr. Mark Alden. Mr. Farley also became President and Chief Executive Officer and Mr. Austin also became Chief Financial Officer and Secretary.

The Acquisition was approved by the unanimous consent of the Board of Directors of Sierra Gigante, 648311 and MYOSP on June 28, 2002.

Sierra Gigante intends to change its name to AVVAA World Health Care Products, Inc. After complying with the required proxy rules.

The following table sets forth information regarding the beneficial ownership of the shares of Sierra Gigante’s common stock (assuming that the exchangeable shares held by shareholders in 648311, which exchangeable shares convert into an equivalent amount of common shares held by 648311 in Sierra Gigante, are all converted into Sierra Gigante shares) at June 28, 2002, by (I) each person known by Sierra Gigante to be the beneficial owner of more than five percent (5%) of Sierra Gigante’s outstanding shares of common stock, (ii) each director of Sierra Gigante, (iii) the executive officers of Sierra Gigante, and (iv) by all directors and executive officers of Sierra Gigante as a group, upon completion of this transaction. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of Sierra Gigante.

NAME OF                                    SHARES OF
BENEFICIAL OWNER                           COMMON STOCK                PERCENT OF CLASS
----------------                           ------------                ----------------

Jack Farley                                   4,950,000                     32.90%
3018 Schaeffer Road
Falkland, BC, Canada
VOE 1Wo

Charles Austin                                  187,500                      1.25%
13503 Surmac Lane
Vernon, BC, Canada
V1B 1A1

Dr. Mark Alden                                  225,000                      1.50%
2709 Alden Road
Bryn Athyn, Pennsylvania 19009

Raymond Merry                                 1,300,000                      8.64%
355 Burrard Street, Suite 1000
Vancouver, BC, Canada
V6C 2G8

Peter Thomas Black                              975,000                      6.48%
684 Gleneagles Drive
Kamloops, BC, Canada
V2E 1Z1

Frederick Taylor                                975,000                      6.48%
88 Lakeport Road, Unit #13
St. Catherines, Ontario, Canada
L2N 4P8

S. Anne Taylor and
Barrie Taylor                                   975,000                      6.48%
88 Lakeport Road, Unit #13
St. Catherines, Ontario, Canada
L2N 4P8

Lloyd Clay                                      975,000                      6.48%
1128 Limestone Cres
Prince George, BC, Canada
V2M 4Z2

Gail Christine Strachan                         975,000                      6.48%
9262 Highway 97A
RR1 S8 C13
Mara, BC, Canada
V0E 2KO

Directors and Officers as
a group (4 persons)                           6,662,500                     44.28%

(1) This amount includes 2,475,000 shares owned by Lorie Dale Campbell-Farley, Mr. Farley's wife.

The following is a biographical summary of the new directors and officers of Sierra Gigante:

JACK FARLEY has been our President, Chief Executive Officer and a member of the Board of Directors since June 28, 2002. Since November 1995 he has been the President of Mind Your Own Skin Products, Inc. Since such time he was also President and Chief Executive Officer of Shield- Tech Products Inc. an environmental products company which Mr. Farley founded. In December 2000 he resigned as officer of Shield-Tech Products, Inc. to work full time for Mind Your Own Skin Products, Inc. Mr. Farley has undertaken extensive training courses in public speaking skills, financial analysis, marketing, negotiating, management and labor relations.

From September 1963 to 1995, Mr. Farley worked for Petro-Canada Marketing, a major international petroleum corporation. Between 1963 and 1972, Mr. Farley was employed in several capacities at Petro-Canada Marketing as a Sales Trainee up to a Senior Marketing Representative for all markets in Northern Manitoba. From 1973 to 1989 he was employed at Petro-Canada Marketing in the following capacities: Manager, Planning Advisor, Merchandising Advisor, Forestry Account Executive. From1989 to 1995 he was the Senior Forestry Account Executive for Western Canada and manager of Bunker (heavy fuel) sales out of the Western Canadian Refineries. As the Senior Forestry Account Executive he was responsible for the sales and distribution to all major forestry companies in Western Canada. Mr. Farley was also a Lubricant Technical Sales and Marketing Consultant for the United Stated markets from June 1996 to June 1998. He brings extensive experience in planning, distribution, retailing, merchandising and contract negotiation.

CHARLES AUSTIN has been our Chief Financial Officer, Secretary and a member of the Board of Directors since June 28, 2002. Mr. Austin was the Chief Financial Officer and Manager of Development and Planning of Mind Your Own Skin Products, Inc. In such capacity he assisted the President in preparing business plan and operating budgets and prepared long range financial projections and facility plans. He also completed all required financial statements and conducted the annual strategic planning meeting with the Executive Team.

From 1999 to 2000 he worked as a consultant for BC businesses. He conducted assessment of businesses and profitability improvement checkups and identified and reported areas for profit improvement. He also assisted these companies in the development of business plans and assisting in the implementation of related action plans.

From 1997 to 1999 he was the managing director of Triathalon Canada where he facilitated in the development and implementation of a strategic plan entitled “Towards 2000 and Beyond”. He also participated in the development of prize winning marketing materials and had extensive involvement in the fund raising and communications program.

From 1970 to 1996 he was a Senior Audit Partner for Ernst & Young, Mr. Austin provided audit, accounting, taxation, information systems and general business advice to a wide range of clients including many public companies ranging from start-ups to multi-nationals. Some of his clients included: Luscar, Echo Bay Mines, ZCL Manufacturing, Falconbridge and Inventronics. He was also a member of Ernst & Young’s National Audit Policy and Accounting Policy Committees. Mr. Austin received his Bachelor of Business Administration (honours) from the University of Western Ontario in 1961 and became a chartered accountant in 1964.

DR. MARK ALDEN has been a member of our Board of Directors since June 28, 2002. Dr. Alden has been associated with Mind Your Own Skin Products, Inc. for the last 7 years and has worked on applications of Mind Your Own Skin Products, Inc.'s products. He is in the process of commencing clinical trials that include effective burn treatment.

Since August 2000 he has been the Clinical Service Chief and Assistant Professor at the Medical College of Pennsylvania-Hahnemann University. From February 1999 to August 2000 he was the Chairman of the Radiation Oncology Department at the Wiles-Barre General Hospital. From April 1997 to January 1999 he was the medical director of the TriCounty Regional Cancer Center (Holy Redeemer Hospital and Warminster General Hospital) in Southampton, Pennsylvania. From December 1995 to April 1997 he was employed at the St. Mary Regional Cancer Center in Langhorne, Pennsylvania. From January 1993 to December 1995 Dr. Alden was an Assistant Professor and Instructor at the Department of Radiation Oncology and Nuclear Medicine at the Thomas Jefferson University Hospital.

Dr. Alden received his Associate Arts Degree in 1973 from the Academy of the New Church College in Bryn Athyn, Pennsylvania. He received in Bachelor of Arts Degree from Penn State University in 1975. In 1979, he received his Master of Divinity from the Academy of the New Church Theological School in Bryn Athyn, Pennsylvania. He received his Doctor of Medicine in 1988 from the Jefferson Medical Hospital in Philadelphia, Pennsylvania in 1988 and his General Surgery PGYI from Abington Memorial Hospital in 1989. He was a resident and a fellow in the Department of Radiation Oncology and Nuclear Medicine at Thomas Jefferson University Hospital from 1989 to 1992. He is licensed in Pennsylvania, New Jersey and Indiana and was Board Certified in Radiation Oncology in 1994. He has also published many articles and been involved in both National and Local Presentations.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the Share Exchange, Sierra Gigante and 648311, its wholly owned subsidiary, in the aggregate acquired 100% of the issued and outstanding shares of common stock of MYOSP for the issuance of 225,000 shares of Sierra Gigante and 12,112,500 exchangeable shares of 648311, which exchangeable shares convert into an equivalent amount of Sierra Gigante shares.

MYOSP doing business as AVVAA World Health Care Products is a global biotechnology company providing all natural, therapeutic skin care products that improve the quality of life and well being for customers. Its patented European skin care formulas are scientifically developed to relieve and treat the symptoms of skin diseases including eczema, psoriasis and acne. MYOSP will globally manufacture and market the O-T-C Neuroskin line of skin care products through mass, food and drug channels in the United States. Its 4 flagship core products are FDA approved.

MYOSP’s research and development activities will be dedicated to the development and discovery of additional non-toxic treatments of patient population suffering from skin diseases and irritations including burn treatments.

MYOSP is headquartered in Philadelphia, Pennsylvania and has Canadian operations in Vernon, British Columbia.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

a.	Financial statements of businesses acquired. Financial statements of MYOSP will be filed by an amendment to this Report within 60 days after this Report must be filed.

b.	Pro forma financial information

Pro forma financial information will be furnished with the aforementioned amendment.

c.	Exhibits

Number	Exhibit
10	Share Exchange and Share Purchase Agreement dated June 28, 2002 by and among Sierra Gigante Resources, Inc. 648311 B.C. Ltd. and Mind your Own Skin Products Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

SIERRA GIGANTE RESOURCES, INC.

By:	/s/ Jack Farley JACK FARLEY President, Chief Executive Officer and Director

Dated:   July 8, 2002